AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2005
                                                         REGISTRATION NO. 333 -
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           -------------------------
                             DATAMIRROR CORPORATION
             (Exact name of Registrant as specified in its charter)

                   ONTARIO                            NOT APPLICABLE
       (Jurisdiction of Incorporation)     (I.R.S. Employer Identification No.)

                      3100 STEELES AVENUE EAST, SUITE 700
                            MARKHAM, ONTARIO, CANADA
                                    L3R 8T3
                                 (905) 415-0310
   (Address and telephone number of Registrant's principal executive offices)

            DATAMIRROR CORPORATION EXECUTIVE STOCK COMPENSATION PLAN
                              (Full title of plan)

                                DATAMIRROR, INC.
                           1600 GOLF ROAD, SUITE 1200
                           ROLLING MEADOWS, IL 60008
                                 (847) 981-5066
           (Name, address and telephone number of agent for service)
                           -------------------------
                                    Copy to:
                          CHRISTOPHER W. MORGAN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                            SUITE 1750, P.O. BOX 258
                                 222 BAY STREET
                        TORONTO, ONTARIO, CANADA M5K 1J5
                                 (416) 777-4700


                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                              Proposed             Proposed
                                                               Maximum              Maximum
               Title of                  Amount to be       Offering Price         Aggregate         Amount of
      Securities to be Registered       Registered (1)        Per Share         Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------
COMMON SHARES                                9,000           $ 17.53(2)             $ 157,808           $  18.57
                                            50,000             13.88(2)               693,803              81.66
                                            30,000             13.00(2)               390,093              45.91
                                             9,000              4.96(2)                44,596               5.25
                                            40,000              5.62(2)               224,811              26.46
                                            93,000              9.59(2)               892,275             105.02
                                            20,000              6.81(2)               136,183              16.03
                                            15,000              9.92(2)               148,779              17.51
                                            26,000              8.85(2)               230,215              27.10
                                           100,000             13.21(2)             1,321,095             155.49
                                            20,000              9.44(2)               188,728              22.21
                                            20,000              6.73(2)               134,687              15.85
                                            30,000              7.03(2)               210,760              24.81
                                           330,500            $ 7.89(3)             2,607,645             306.92

TOTAL                                      792,500                                 $7,381,477           $ 868.80
==================================================================================================================


Notes
(1) The Common Shares being registered relate to (i) past unexercised option grants, with option exercise prices as indicated, and (ii) option grants to be undertaken in the future, with the option exercise price to be determined.
(2) In accordance with Rule 457(h)(1) and 457(c), the maximum offering price is the option exercise price (initially expressed in Canadian dollars), converted into U.S. dollars using a factor of 0.8314, the inverse of the noon buying rate in New York City for cable transfers payable in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York on March 17, 2005.
(3) In accordance with Rule 457(h)(1) and 457(c), the maximum offering price is calculated by using the average of the bid and asked prices of the Registrant's common shares on the Nasdaq National Market on March 17, 2005.
===============================================================================

                                EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Executive Stock Compensation Plan and consists of only those items required by General Instruction E to Form S-8. The contents of the previously filed Registration Statement on Form S-8 with respect to the same class of securities, dated April 5, 2002 (File No. 333-85942), are incorporated by reference herein.



              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 8.                EXHIBITS
                       --------

         The following exhibits are attached hereto:

         Exhibit
         Number        Description
         -------       -----------

           4.1 Articles of Amalgamation of DataMirror Corporation, as currently in effect.(1)

           4.2 By-laws of DataMirror Corporation, as currently in effect.(1)

           4.3         Specimen DataMirror Corporation share certificate.(1)

           4.4         DataMirror Shareholder Rights Plan, dated as of May 7,
                       2002.(1)

           5.1 Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered

           23.1        Consent of Blake, Cassels & Graydon LLP (included in
                       Exhibit 5.1 to this Registration Statement)

           23.2        Consent of Ernst & Young LLP

           24.1 Power of Attorney (included on Signature pages of this Registration Statement).

---------------------------------

(1) Incorporated by reference to the Company's Annual Report on Form 20-F, filed on June 20, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 21, 2005.


                                          DATAMIRROR CORPORATION


                                          By:  /s/ Peter F. Cauley
                                               ---------------------------------
                                               Peter F. Cauley
                                               Vice President, Finance and
                                               Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of DataMirror Corporation whose signature appears below constitutes and appoints Nigel W. Stokes and Peter F. Cauley, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on March 21, 2005.

         Signature                              Title
         ---------                              -----

/s/ Nigel W. Stokes
-------------------------
Nigel W. Stokes                     Chairman, President and Chief Executive
                                    Officer (Principal Executive Officer)

/s/ Peter F. Cauley
-------------------------
Peter F. Cauley                     Vice President, Finance and Chief Financial
                                    Officer (Principal Financial Officer and
                                    Principal Accounting Officer)

/s/ P. Kirk Dixon
-------------------------
P. Kirk Dixon                       Director

/s/ Donald L. Lenz
-------------------------
Donald L. Lenz                      Director

/s/ Bryan E. Plug
-------------------------
Bryan E. Plug                       Director

/s/ Keith Powell
-------------------------
Keith Powell                        Director

/s/ E. Herman Wallenburg
-------------------------
E. Herman Wallenburg                Director

/s/ Donald Woodley
-------------------------
Donald Woodley                      Director

                           AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of DataMirror Corporation and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on March 21, 2005.


                                          DATAMIRROR, INC.
                                          (Authorized U.S. Representative)


                                          By:  /s/ Peter F. Cauley
                                               --------------------------------
                                               Name:  Peter F. Cauley
                                               Title: Director

                               INDEX TO EXHIBITS


         Exhibit
         Number        Description
         -------       -----------

           4.1 Articles of Amalgamation of DataMirror Corporation, as currently in effect.(1)

           4.2 By-laws of DataMirror Corporation, as currently in effect.(1)

           4.3         Specimen DataMirror Corporation share certificate.(1)

           4.4         DataMirror Shareholder Rights Plan, dated as of May 7,
                       2002.(1)

           5.1 Opinion of Blake, Cassels & Graydon LLP as to the legality of the securities being registered

           23.1        Consent of Blake, Cassels & Graydon LLP (included in
                       Exhibit 5.1 to this Registration Statement)

           23.2        Consent of Ernst & Young LLP

           24.1 Power of Attorney (included on Signature pages of this Registration Statement).

---------------------------------

(1) Incorporated by reference to the Company's Annual Report on Form 20-F, filed on June 20, 2002.

                                                                    EXHIBIT 5.1

BLAKE, CASSELS & GRAYDON LLP

                                                    Box 25, Commerce Court West
                                                    199 Bay Street
                                                    Toronto, Ontario, Canada
                                                    M5L 1A9

                                                    Deliveries: 28th Floor
                                                    Telephone: 416.863.2400
                                                    Facsimile: 416.863.2653
                                                    www.blakes.com

                                                    Reference: 51923/1


March 21, 2005



DataMirror Corporation
3100 Steeles Avenue East
Suite 1100
Markham, ON  L3R 8T3

Dear Sir or Madam:


Re:  Registration Statement on Form S-8 Relating to the Executive
     Stock Option Plan (the "Plan")
     ------------------------------------------------------------

Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by DataMirror Corporation (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of a total of 792,500 Common Shares of the Company issuable pursuant to options granted under the Plan (the "Shares").

We have examined, and are familiar with, and have relied as to factual matters solely upon, a copy of the Plan, the currently effective articles and by-laws of the Company, resolutions of the Board of Directors and the shareholders of the Company and originals or copies of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed, telecopies, facsimiles or photostatic copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and the terms of any agreement relating to such issuance, will be validly issued and fully paid and non-assessable.

We acknowledge that we are referred to in Item 8 of the Registration Statement and we hereby consent to the use of this opinion and consent for filing with the Registration Statement as Exhibits 5.1 and 23.1 thereto.

This opinion is rendered solely for the benefit of DataMirror Corporation and may not be used or relied upon for any other purpose or used or relied upon by any other person without our prior written consent.


                                  Yours truly,

                                  (signed) BLAKE, CASSELS & GRAYDON LLP

                                                              EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Executive Stock Compensation Plan of DataMirror Corporation of our report dated March 5, 2004 [except as to note 21, which is as of May 14, 2004], with respect to the consolidated financial statements of DataMirror Corporation included in its Annual Report (Form 20-F/A), for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of DataMirror Corporation included on page 99 of the Annual Report (Form 20-F/A) for the year ended January 31, 2004. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



Toronto, Canada                                         /s/ ERNST & YOUNG LLP
March 21, 2005                                          Chartered Accountants